Exhibit 23.1


ERNST & YOUNG

                      o Kost  Forer  Gabbay  &  Kasierer
                        3 Aminadav St.                   o Phone: 972-3-6232525
                        Tel-Aviv 67067, Israel             Fax:   972-3-5622555





                     Consent of Independent Public Auditors



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-06246) pertaining to the Magal stock option plan
(1993) and in the Registration Statement on Form F-3 (No. 333-9050) of Magal Security Systems Ltd. of our report, dated February 10, 2004 (except for Note 10e, which is dated February 18, 2004 and except for Note 18, which is dated April 28, 2004) with respect to the consolidated financial statements of Magal Security Systems Ltd. included in Form 20-F for the year ended December 31, 2003.







                                          /s/ Kost Forer Gabbay and Kasierer
Tel Aviv, Israel                              KOST FORER GABBAY & KASIERER
June 28, 2004                                 A member of Ernst & Young Global